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                                                                      EXHIBT 22

                            Teleflex Incorporated
                                 Subsidiaries



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                                        JURISDICTION
SUBSIDIARY                               OF INCORP.               PARENT                                  PERCENTAGE
Access Medical S.A.                           France                 Rusch International  S.A.                    100
Airfoil Management Company                    Delaware               Sermatech                                    100
Airfoil Management Limited                    UK                     Sermatech  (U.K.)  Limited                   100
Astraflex Limited                             UK                     TPX Group Ltd.                               100
Aunic Engineering Limited                     UK                     Sermatech  (U.K.)  Limited                   100
Aviation Product Support, Inc. (1)            Delaware               Teleflex                                     100
Avtech Systems, Inc.                          Utah                   The Talley Corporation                       100
Bavaria Cargo Technologie GmbH                Germany                Telair Int'l Cargo Systems GmbH              100
Capro Inc.                                    Texas                  Teleflex                                     100
Cepco Precision Company of Canada, Inc.       Canada                 Sermatech Engineering                        100
Cetrek Engineering Ltd.                       UK                     Cetrek Ltd.                                  100
Cetrek Inc.                                   Mass.                  Teleflex                                     100
Cetrek Limited                                UK                     Marinex                                      100
Chemtronics International Ltd.                UK                     Sermatech (U.K.) Limited                     100
ECT Inc.                                      Delaware               Sermatech                                     50
Ediscom S.A.R.L.                              France                 Rusch International, S.A.                    100
Entech, Inc.                                  New Jersey             TFX Equities                                 100
Europe Medical, S.A.                          France                 Rusch International                          100
Flexible Flyer, Inc.                          Delaware               Teleflex                                     100
Franklin Medical Ltd.                         UK                     TFX Group Ltd.                               100
G-Tel Aviation Limited                        UK                     Sermatech (U.K.)  Limited                     50
Gator-Gard Incorporated                       Delaware               Sermatech                                    100
Inmed (Malaysia) Holdings Sdn. Berhad         Malaysia               Willy Rusch AG                               100
Inmed Acquisition, Inc.  (2)                  Delaware               Teleflex                                     100(2)
Inmed Corporation  (3)                        Georgia                Inmed Acquisition                            100
Inmed Corporation (U.K.) Ltd.                 UK                     Inmed                                        100
Lipac Liebinzeller Verpackungs-GmbH           Germany                Willy Rusch AG                               100
Machine Tool Leasing, Inc.                    Utah                   Teleflex                                     100
Mal Tool & Engineering Limited                UK                     TFX Group Ltd.                               100
Mal Tool & Engineering S.A.R.L.               France                 Teleflex                                     100
Marinex Industries Limited                    UK                     TFX Group Ltd.                               100
Meddig Medizintechnik Vertriebs-GmbH          Germany                Rusch G B                                    87.5

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                            Teleflex Incorporated
                                 Susidiaries


Medical Service Vertriebs-GmbH             Germany                Willy Rusch AG                             100
Norland Plastics Company                   Delaware               TFX Equities                               100
Orpac, Inc.                                Delaware               Teleflex                                   100
Phosphor Products Co Limited               UK                     Marinex                                    100
Pilling Weck Chiurgische Produkte GmbH     Germany                Teleflex                                   100
Pilling Weck Incorporated                  Delaware               Teleflex                                   100
Pilling Weck Incorporated                  Pennsylvania           Teleflex                                   100
Pilling Weck n.v.                          Belgium                Rusch International                        100
Rigel Compasses Limited                    UK                     Marinex                                    100
Rusch (UK) Ltd.                            UK                     TFX Group Ltd.                             100
Rusch Austria Ges mbH                      Austria                Teleflex                                   100
Rusch France S.A.R.L.                      France                 Rusch G B                                  100
Rusch International S.A.                   France                 Teleflex                                   100
Rusch Inc.                                 Delaware               Rusch G B                                  100
Rusch Manufacturing (UK) Ltd.              UK                     TFX Group Ltd.                             100
Rusch Manufacturing Sdn. Berhad            Malaysia               Inmed (Malaysia) Holdings                  96.5
Rusch-Pilling (Asia) PTE Ltd.              Singapore              Pilling Weck                               99.99
Rusch-Pilling Inc.                         Canada                 924593 Ontario                             50.5 (4)
Rusch-Pilling S.A.                         France                 Rusch International S. A.                  100
Rusch Sdn. Berhad                          Malaysia               Inmed (Malaysia) Holdings                  96.5
Rusch Uruguay Ltda.                        Uruguay                Rusch G B                                  60
S. Asferg Hospitalsartikler Aps            Denmark                Teleflex                                   100
Sermatech (Canada) Inc.                    Canada                 Sermatech                                  100
Sermatech Engineering Group, Inc.          Delaware               Sermatech                                  100
Sermatech International Incorporated       PA                     Teleflex                                   100
Sermatech (Germany) Gmbh                   Germany                Sermatech                                  100
Sermatech (U.K.) Limited                   UK                     TFX Group Limited                          100
SermeTel Repair Services Limited           UK                     Sermatech (U.K.) Limited                   100
SermeTel Technical Sevices (STS)  GmbH     Germany                Sermatech                                  100
Simal S.A.                                 Belgium                Rusch International                        100
Technology Holding Company                 Delaware               TFX Equities                               100
Technology Holding Company  II             Delaware               TFX Equities                               100
Techsonic Industries, Inc.                 Alabama                Teleflex                                   100
Telair International Cargo Systems GmbH    Germany                Telair Int'l Cargo Systems, Inc.           100
Telair International Cargo Systems, Inc.   Delaware               Teleflex                                   100
Teleflex (Canada) Limited                  Canada (B.C.)          Teleflex                                   100

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                            Teleflex Incorporated
                                 Subsidiaries


Teleflex Automotive Manufacturing
  Corporation                              Delaware               Teleflex                                   100
Teleflex Control Systems Incorporated      PA                     Teleflex                                   100
Teleflex Fluid Systems, Inc.               Connecticut            Teleflex                                   100
Teleflex Precision Casting Company         Utah                   Teleflex                                   100
TFX Automotive Incorporated                Delaware               Teleflex                                   100
TFX Engineering Ltd.                       Bermuda                Teleflex                                   100
TFX Equities Inc.                          Delaware               Teleflex                                   100
TFX Foreign Sales Corporation              Virgin Is.             Teleflex                                   100
TFX Group Limited                          UK                     TFX International Corp.                    100
TFX International Corporation              Delaware               Teleflex                                   100
TFX Marine Incorporated                    Delaware               Teleflex                                   100
TFX Medical Incorporated                   Delaware               Teleflex                                   100
The Talley Corporation (5)                 Delaware               Teleflex                                   100
Victor Huber GmbH                          California             Teleflex                                   100
Willy Rusch AG                             Germany                Teleflex                                   100
Willy Rusch Grundstucks- und
  Beteiligungs AG ("Rusch G B")  (6)       Germany                Willy Rusch AG                             99.8 (9)
924593 Ontario Limited                     Ontario                Pilling Weck                               100

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1.  Trades under name "APS"
2.  Except for nominee shares.
3.  Trades under name "Rusch Inc."
4.  49.5% owned by Rusch G B.
5.  Trades under names "Teleflex Defense Systems" and "Teleflex Control Systems"
6.  Two shares (.2%) are owned by Inmed Corporation.

3/15/95





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